THE COMMUNITY REINVESTMENT ACT
QUALIFIED INVESTMENT FUND

Amendment No. 2 to Investment Management Agreement

This Amendment No. 2 to Investment Management Agreement (the “Amendment”) dated as of May 1, 2008, by and between The Community Reinvestment Act Qualified Investment Fund, a Delaware business trust (the “Trust”), and Community Capital Management, Inc. (formerly known as CRAFund Advisors, Inc.), a Delaware corporation (the “Manager”).

The parties hereto, intending to be legally bound, hereby agree as follows:

1.           Compensation.  Schedule A to the Investment Management Agreement dated as of June 1, 1999 between the Trust and the Manager, as subsequently amended by Amendment No. 1 to Investment Management Agreement dated as of March 2, 2007 (as so amended, the “Management Agreement”), is hereby amended and restated in its entirety to read as set forth in Exhibit “A” attached to this Amendment.

2.           Definitions.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have their respective defined meanings ascribed to them in the Investment Management Agreement.

3.           Miscellaneous.  Except to the extent expressly amended by this Amendment, the Management Agreement shall remain unchanged and in full force and effect.  References therein to “this Agreement,” “hereby,” “herein,” and the like shall be deemed to refer to the Management Agreement, as amended by this Amendment.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE COMMUNITY REINVESTMENT ACT
   QUALIFIED INVESTMENT FUND

By:  /s/ Joseph H. Hastings

Name:  Joseph H. Hastings
Title:    Treasurer

COMMUNITY CAPITAL MANAGEMENT, INC.

By:  /s/ Joseph H. Hastings

Name:  Joseph H. Hastings
Title:    Chief Financial Officer

Exhibit "A"

AMENDED AND RESTATED
SCHEDULE A
DATED MAY 1, 2008
TO THE
INVESTMENT MANAGEMENT AGREEMENT
BETWEEN
THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND
AND
COMMUNITY CAPITAL MANAGEMENT, INC.
DATED AS OF JUNE 1, 1999
AS SUBSEQUENTLY AMENDED

NAME OF FUND	COMPENSATION*	DATE
The Community Reinvestment Act Qualified Investment Fund	Annual rate of 0.30% of such Fund’s average net assets	May 1, 2008

*All fees are computed daily and paid monthly.

COMMUNITY CAPITAL MANAGEMENT, INC.		THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND

By:	/s/ Joseph H. Hastings	By:	/s/ Joseph H. Hastings

Name:	Joseph H. Hastings	Name:	Joseph H. Hastings

Title:	Treasurer	Title:	Chief Financial Officer